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                                                                  EXHIBIT 10.8.3

                          SANTA BARBARA BANK & TRUST

                                PROMISSORY NOTE
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
  Principal      Loan Date    Maturity   Loan No   Call   Collateral   Account   Officer   Initials
$15,000,000.00   12-01-1998  04-01-2001   16450     4a       910        14492      JDL
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References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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 Borrower:  Balance Bar Company                Lender:  Santa Barbara Bank & Trust
            1015 Mark Avenue                            Main Office
            Carpinteria, CA 93013                       c/o Loan Services
                                                        P.O. Box 1173
                                                        Santa Barbara, CA 93102-1173
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Principal Amount $15,000,000.00         Initial Rate: 7.750%          Date of Note: December 1, 1998
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PROMISE TO PAY. Balance Bar Company ("Borrower") promises to pay to Santa
Barbara Bank & Trust ("Lender"), or order, in lawful money of the United States of America, the principal amount of Fifteen Million & 00/100 Dollars
($15,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on April 1, 2001. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning January 1, 1999, and all subsequent interest payments are due on the same day of each month after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime rate as published in the Wall Street Journal. When a range of rates has been published, the higher of the rates will be used (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index currently is 7.750%. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate equal to the Index, resulting in an initial rate of 7.750%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Not, Borrower, understands that Lender is entitled to a minimum interest charge of $100.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.
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DEFAULT. Borrower will be in default if any of the following happens: (a)
Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.
(g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (i) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon defaults, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay and court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Santa Barbara County, the State of California. This Note shall be governed by and construed in accordance with the laws of the State of California.

COLLATERAL. This Note is secured by a Security Agreement dated December 1, 1998, a UCC-1 Financing Statement dated February 10, 1997, which filed March 3, 1997 as File No. 9706660259, and a UCC-2 Amendment dated March 23, 1998, which filed April 17, 1998 as File No. 98110C0384.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: James A. Wolfe, Thomas J. Flahie, Richard Lamb and Kristina B. Eriksen. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this
Note if: (a) Borrower or any guarantor is in default under the terms of this
Note or any agreement that Borrower or any guarantor has with Lender, including any
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12-01-1998                       PROMISSORY NOTE                          Page 2
LOAN NO 16450                      (Continued)
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agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

ADDITIONAL PROVISIONS. I represent and warrant to Lender that the verbal or written financial information given is true and correct and that there has been no adverse change in the financial information. I also waive the provisions of section 1801.21 of the California Vehicle Code relating to accessibility to Department of Motor Vehicle information.

PREPAYMENT PENALTY. Privilege is reserved to make additional payments on the principal of this loan without penalty except as to prepayments that are tied to the Libor based funding option. Borrower agrees to pay for acceptance of the prepayment calculated at 1/2% per annum, prorated on the amount prepaid for the remaining term of the rate lock. Regular scheduled principal and interest payments will not be subject to prepayment penalty.

FIXED RATE OPTION. Borrower has the option to fix the current outstanding principal balance of the term loan for periods of 30-180 days at the then current life maturity Libor Rate plus 2.00% on minimum advances of $500,000.00. The interest rate on this fixed rate option is available to borrower in an independent index which is the Libor Rate as published in the Wall Street Journal. Lender will tell the borrower the current index rate upon Borrower's request.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of his Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

Balance Bar Company

By:  /s/ James A Wolfe
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   James A. Wolfe, Chief Executive Officer

By: /s/ Thomas J. Flahie
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   Thomas J. Flahie, Senior Vice President, Finance & Administration

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